EXHIBIT 4.12


                                 LOAN AGREEMENT

      LOAN AGREEMENT (this "Agreement"), dated as of March 1, 2005, by and among Peak Entertainment Holdings, Inc., a Nevada corporation (the "Company"), and the person set forth on the signature page hereto ("Lender").

                                    WHEREAS:

      A. The Company and Lender are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

      B. Lender desires to lend and the Company desires to borrow, upon the terms and conditions set forth in this Agreement, an aggregate amount of $500,000.

      NOW THEREFORE, the Company and Lender hereby agree as follows:

      1. LOAN.

            a. Loan. Lender has deposited $500,000 (the "Loan Amount") by wire transfer of immediately available funds to:

                                    Law Offices of Dan Brecher
                                    Escrow Account
                                    Account No.:  95050499
                                    Citibank, N.A.
                                    90 Park Avenue
                                    New York, NY 100
                                    ABA No.:  021000089

            b. Warrants. In consideration of the Loan Amount, upon receipt of an executed Agreement, the Company will issue Lender warrants to purchase 500,000 shares of the Company's common stock, exercisable in cash or on a cashless basis for five years at $0.50 per share, in the form annexed hereto as Exhibit A. The Lender shall be entitled to, with respect to the warrants, the same piggyback registration rights as all the warrants, shares or other securities to be sold by the Company pursuant to the Orchard Transaction (as defined below) with all the same penalty clauses and subject to all the same terms.

            c. Closing Date. The date and time of the closing of this Agreement (the "Closing Date") shall be the date of receipt and clearance of the Loan Amount and the executed Agreement.

            d. Orchard Transaction. (1) The Loan Amount will be paid over to the Company's Signature Bank account for the sole purpose of funding a $500,000 letter of credit pursuant to a Global Investment and Intellectual Property Licensing Agreement between the Company and Entertainment Brand Licensing Limited and the transactions contemplated thereby (the "Orchard Transaction"). The Lender has been provided by the Company with the contracts, materially in final form, in furtherance of the Orchard Transaction. The language of the definitive letter of credit shall be subject to the reasonable approval of the Lender, which shall not be unreasonably withheld.

                  (2) The Loan Amount will not be used at all by the Company for operating expenses


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or repayment of any outstanding debt. Except as provided for herein, the Loan
Amount will not leave the special purpose Signature Bank account and it will only be used as a trigger for the Company to receive other funds pursuant to the Orchard Transaction, and in the event the Orchard Transaction is not consummated, the Loan Amount will be promptly returned to the Lender.

                  (3) The Lender will be provided with a copy of a letter of irrevocable authorization and instructions of the Company to Law Offices of Dan Brecher in connection with the letter of credit pursuant to the Orchard Transaction. A copy of such letter shall be provided to Lender and shall be an annex to this Agreement.

                  (4) In the event that the Loan Amount is released to Signature Bank out of the escrow account, and the principal amount of $500,000 (the "Repayment Amount") is not repaid to Lender in full by March 30, 2005, the Lender will be paid interest at 6% on the Repayment Amount from date of release to Signature Bank. If the Repayment Amount is not paid by March 30, 2005, as penalty, for each subsequent day that the Repayment Amount is not paid, the Lender shall be issued shares of the Company's restricted common stock at the rate of 200,000 shares per day, and in the aggregate, up to 5,000,000 shares. The Repayment Amount shall be paid no later than the date of accrual of such 5,000,000 shares as penalty and such date shall be the latest date in the letter of credit described in Section 1(d)(1) for effectiveness of the letter of credit. The Lender remains entitled to the Repayment Amount with interest and appropriate legal fees as provided for herein if the Repayment Amount is not paid.

                  (5) As a condition to Closing, the Company will place in escrow with Law Offices twenty five common stock certificates bearing standard restrictive legend representing in the aggregate 5,000,000 shares issuable as penalty pursuant to Section 1(d)(4). Such stock certificates will bear the Lender's name as holder and each of the twenty five stock certificates shall represent 200,000 shares. The applicable penalty shares are to be paid to Lender if the Repayment Amount is not paid pursuant to the timeline set forth in
Section 1(d)(4). These penalty shares shall have the same piggyback registration rights as the Warrants issuable pursuant to Section 1(b). In the event of expiration of the letter of credit pursuant to its terms, the Company shall instruct the prompt return to the escrow account of the $500,000 from Signature Bank, and the Repayment Amount of $500,000 shall be paid to Lender within two business days of such receipt. Such instructions shall be included in the irrevocable authorizations described in Section 1(d)(3).

                  (6) The Company is obligated under the terms of this Agreement to guarantee that, no matter what happens, the Repayment Amount will be paid to Lender unencumbered in any way, free and clear. Failure to do so results in penalty shares as described above and the Company shall remain liable for the total amount plus any interest or penalties while these funds are not returned. The Company agrees that the collateral for these funds while not returned will be all the intellectual property owned in full or in part by the Company and any and all licensing agreements in place either all or in part, to the extent not already encumbered.

            e. Option. The Lender shall have an option exercisable commencing with the date of return of the $500,000 and expiring two weeks thereafter, to acquire, at the purchase price of $100,000, (i) shares of the Company's common stock at $0.30 per share (333,333 shares) and (ii) warrants to purchase 200,000 shares of common stock, exercisable for five years at $0.50 per share, on substantially the terms as set forth in Exhibit A.

      2. LENDER'S REPRESENTATIONS AND WARRANTIES. Lender represents and warrants to the Company solely as to it that:

            a. Investment Purpose. As of the date hereof, Lender is entering this Agreement and acquiring the Securities (defined as the warrants and penalty shares issuable pursuant to this Agreement) for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, Lender does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

            b. Accredited Investor Status. Lender is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Lender has such experience in business and financial matters that it has the capacity to protect its own interests in connection with this transaction and is capable of evaluating the merits and risks of an investment in the Securities pursuant to this Agreement. Lender has been represented by counsel and advisors of its choice. Lender acknowledges that an investment in the Securities pursuant to this Agreement is speculative and involves a high degree of risk.


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

            c. Reliance on Exemptions. Lender understands that this Agreement is being entered into and the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Lender's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Lender set forth herein in order to determine the availability of such exemptions and the eligibility of Lender to acquire the Securities.

            d. Information. Lender has conducted its own independent investigation of the Company, and Lender has received all documents, records, books and other information pertaining to Lender's investment in the Company that has been requested by Lender. Lender represents that Lender has carefully reviewed the SEC Documents (as defined below) and other documents provided to the Lender.

            e. Governmental Review. Lender understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of this Agreement or the Securities. There is no representation that any registration statement will be declared effective.

            f. Transfer or Resale. Lender understands that: (i) except as provided for herein, the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) Lender shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration to the reasonable satisfaction of the Company, (c) the Securities are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("Rule 144")) of Lender who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an accredited investor, or (d) the Securities are sold pursuant to Rule 144, and Lender shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions to the reasonable satisfaction of the Company; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to file to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the provisions herein). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

            g. Legends. Lender understands that until such time as the Securities have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."

            h. Authorization; Enforcement. This Agreement has been duly authorized and validly executed and delivered by Lender and is a valid and binding agreement of Lender enforceable against it in accordance with its terms
(i) subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application, (ii) subject to a court's discretionary authority with respect to the granting of specific performance, injunctive relief or other equitable remedies and (iii) except to the extent the indemnification and contribution provisions, if any, contained in any this Agreement may be limited by applicable federal or state securities laws or unenforceable as against public policy..


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

            i. Residency. Lender is a resident of the jurisdiction set forth immediately below Lender's name on the signature page hereto.

            j. Not an Affiliate. Lender is not an officer, director or "affiliate" (as that term is defined in Rule 405 under the 1933 Act) of the Company.

            k. Manner of Sale. At no time was Lender presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

            l. Broker/Finder. Lender represents that no broker or finder is entitled to any commission or fee.

      3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            The Company represents and warrants to Lender that:

            a. Organization and Qualification. The Company and each of its subsidiaries, if any, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, organized or formed, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company and each of its subsidiaries is duly qualified or intends to apply for qualification as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. "Subsidiaries" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

            b. Authorization; Enforcement. The Company has all requisite corporate power and authority to enter into and perform this Agreement and the Warrant Agreement (collectively the "Transaction Agreements") and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the Warrant Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Warrants and the issuance and reservation for issuance of the shares underlying the Warrants issuable upon exercise thereof), have been duly authorized by the Company's Board of Directors. This Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly. This Agreement constitutes, and upon execution and delivery by the Company of the Warrant Agreement, each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

            c. Capitalization. As of January 28, 2005, the authorized capital stock of the Company consists of 900,000,000 shares of Common Stock, of which approximately 29,220,995 shares are issued and outstanding. As of January 28, 2005, no shares of Common Stock are currently reserved for issuance, except forapproximately 525,000 shares to employees and consultants, 3,195,000 shares underlying the Company's 8% convertible debentures in the principal amount of approximately $958,500 (exerciseable at a price of $0.30 per share of Common Stock), shares underlying the unpaid interest on the Company's 8% convertible debentures (exerciseable at a price of $0.30 per share of Common Stock), and shares underlying approximately 13,325,000 warrants/options/rights outstanding and/or to be issued pursuant to a company stock option plan or other agreement (such warrants or options exerciseable at prices of $0.35 to $1.20 per share of Common Stock; most exercisable at either $0.50 or $0.75). The foregoing does not give effect to the proposed Orchard Transaction, the terms of which have been disclosed to Lender. All of such outstanding reserved shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. The Company also will be implementing a stock option plan, which may be subdivided as appropriate, for employees, management and other persons entitled to participate, in an amount of up to 4,200,000 shares of the Company's Common Stock. Except as set forth in this paragraph, there are no outstanding options, warrants, rights (including, without limitation, rights of first refusal, anti-dilution, conversion, preemptive or similar rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of its capital stock other than the Securities.


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

            d. Issuance of Shares. The Warrants to be issued and the shares of Common Stock issuable hereunder, when issued, sold and delivered in accordance with the terms of this Agreement and the Warrant Agreement will be (i) duly and validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, (ii) free of restrictions on transfer other than restrictions on transfer under this Agreement, the Warrant Agreement and applicable securities laws, (c) free of any liens, mortgages, claims, charges, security interests, restrictions or encumbrances of any kind ("Liens") other than as may be created by Lender, and (d) not subject to any rights of first refusal, preemptive or similar rights existing prior to the issuance thereof. The shares underlying the Warrants have been duly and validly reserved in sufficient amount for issuance and, upon issuance, will be (a) duly and validly issued, fully paid and nonassessable, (b) free of restrictions on transfer other than restrictions on transfer under this Agreement, the Warrant Agreement and applicable securities laws, (c) free of Liens other than as may be created by the Investors, and (d) not subject to any rights of first refusal, preemptive or similar rights.

            e. Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the shares underlying the Warrants upon exercise of the Warrants. The Company further acknowledges that its obligation to issue the shares underlying the Warrants upon exercise of the Warrants in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

            f. No Conflicts. The execution, delivery and performance of this Agreement, and the Warrant Agreement annexed hereto, by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the shares underlying the Warrants), will not (i) conflict with or result in a violation of any provision of the Company's Articles of Incorporation or By-laws, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Articles of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as Lender owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market in order for it to execute, deliver or perform any of its obligations under this Agreement, or the Warrant Agreement, in accordance with the terms hereof or thereof or to issue and sell the Warrants in accordance with the terms hereof and to issue the shares underlying the Warrants upon exercise of the Warrants; all of such consents, authorizations, orders, filings or registrations have been made or obtained or will be made or obtained within the required statutory or regulatory time periods, if any.


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            g. Reports and Financial Statements; Absence of Certain Changes. The
Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC as of the date of this Agreement (collectively, the "SEC Documents") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934
Act"), except its Form 10-QSB due November 15, 2004, for which a notification of late filing has been filed, and has previously furnished or made available to Lender true and complete copies of such SEC Documents and shall promptly deliver to Lender any SEC Documents filed between the date hereof and the Closing Date. Such SEC Documents complied with the reporting requirements with respect thereto, and none of such SEC Documents, as of their respective dates (and as amended through the date hereof), contained or, with respect to SEC Documents filed after the date hereof, will contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Company's knowledge, all reports, schedules, forms, statements and other documents required to be filed by any person or entity with respect to the Company pursuant to Section 16 of the 1934 Act as of the date hereof have been filed, and do not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The agreement with Morrison Entertainment Group has been terminated and the Company has negotiated a mutual release from the agreements between Morrison Entertainment Group and the Company whereby the parties agreed that the Company's Monster Quest production and products are disassociated from Morrison Entertainment Group's Monster In My Pocket. Since September 30, 2004, other than in the ordinary course of business, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of the Company or any of its Subsidiaries, except as disclosed herein and in the SEC Documents.

            h. Absence of Litigation. Other than in the ordinary course of business, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect, except as disclosed herein and/or in the SEC Documents.

            i. Intellectual Property. The Company has the rights stated herein and in the SEC Documents (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted. To the Company's knowledge, except as disclosed herein and/or in the SEC Documents, neither the Company nor any of its subsidiaries is infringing upon or in conflict with any right of any other person with respect to any Intangibles. Except as disclosed herein and/or in the SEC Documents, no adverse claims have been asserted by any person to the ownership or use of any Intangibles and the Company has no knowledge of any basis for such claim.

            j. No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company has or is expected in the future to have a Material Adverse Effect, except as disclosed in the SEC Documents or in this Agreement. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect, except as disclosed in this Agreement or in the SEC Documents. Except as referenced in this Agreement and in the SEC Documents, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.


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            k. Absence of Certain Company Control Person Actions or Events. None
of the following has occurred during the past five (5) years with respect to an officer or director of the Company ("Company Control Person"):

                  (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

                  (2) Such Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

                  (3) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

                        (i) acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission ("CFTC") or engaging in or continuing any conduct or practice in connection with such activity;

                        (ii) engaging in any type of business practice; or

                        (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

                  (4) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such Company Control Person to engage in any activity described in paragraph (3) of this item, or to be associated with Persons engaged in any such activity; or

                  (5) Such Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

            l. Regulation D. The Company has not, to the best of its knowledge, at any time during the past year made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

            m. Dilution. The number of shares of Common Stock, including upon exercise of the Warrants, may have a dilutive effect on the ownership interests of the other shareholders (and Persons having the right to become shareholders) of the Company. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have such a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company, and the Company will honor every Notice of Exercise (as contemplated by the Warrants), unless the Company is subject to an injunction (which injunction was not sought by the Company) prohibiting the Company from doing so.


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

            n. Trading in Securities. The Company specifically acknowledges that, except to the extent specifically provided herein or in any of the other Transaction Agreements (but limited in each instance to the extent so specified), Lender retains the right (but is not otherwise obligated) to buy, sell, engage in hedging transactions or otherwise trade in the securities of the Company, including, but not necessarily limited to, the Securities, at any time before, contemporaneous with or after the execution of this Agreement or from time to time, but only, in each case, in any manner whatsoever permitted by applicable federal and state securities laws.

      4. COVENANTS.

            a. SEC Reporting. So long as Lender beneficially owns any of the Securities, the Company shall use best efforts to timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall use best efforts to maintain its status as an issuer filing reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

            b. Use of Proceeds. The Company shall use the Loan Amount only as set forth in Section 1(d).

            c. Listing. The Company will use best efforts, so long as Lender owns at least one-third of the Securities, to maintain the quoting/listing and trading of its Common Stock on the OTCBB or any equivalent or replacement quotation service or exchange, including, but not limited to, the Nasdaq National Market ("Nasdaq"), the Nasdaq SmallCap Market ("Nasdaq SmallCap"), the New York Stock Exchange ("NYSE"), or the American Stock Exchange ("AMEX") and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company will promptly notify Lender regarding the continued eligibility of the Common Stock for listing or quotation should there be a material change.

            d. Corporate Existence. So long as Lender beneficially owns any Warrants, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith or (ii) is a publicly traded corporation whose Common Stock is listed for trading on the OTCBB, Nasdaq, Nasdaq SmallCap, NYSE or AMEX, or any other equivalent or replacement quotation service or exchange.

            e. Reimbursement. If (i) Lender, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Agreements, or if Lender is impleaded in any such action, proceeding or investigation by any Person, or (ii) Lender, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the federal securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Agreements, or if Lender is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company will reimburse Lender for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which Lender is a named party, the Company will pay to Lender the charges, as reasonably determined by Lender, for the time of any officers or employees of Lender devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this section shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of Lender who or which are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of Lender and any such affiliate, and such terms and conditions shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Lender and any such affiliate and any such person. The Company also agrees that neither Lender nor any such affiliate, partner, director, agent, employee or controlling person shall have any liability to the Company or any person or entity asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of any of the Transaction Agreements, except as may be expressly and specifically provided in or contemplated by this Agreement.

            f. Available Shares. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, a number of shares (the "Minimum Available Shares") at least equal to one hundred percent (100%) of the number of shares of Common Stock issuable upon exercise of all outstanding Warrants held by Lender.

            g. Registration Rights. If the Company proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 and any successor forms thereto), each such time it will give written notice to such effect to each holder of the Securities from time to time (a "Holder") at least ten days prior to such filing. Upon the written request of any Holder, received by the Company within ten days after the giving of any such notice by the Company, to register any of its shares of common stock eligible to be registered, the Company will cause such shares to be covered by the registration statement proposed to be filed by the Company. Notwithstanding the foregoing, in the event that any registration pursuant to this provision shall be, in whole or in part, an underwritten public offering of common stock, the number of shares to be included in such an underwriting may be reduced (pro rata among the requesting holders and the Company's placement agent and its assigns (based upon the number of Shares requested to be registered by them)) if and to the extent that the managing underwriter shall be of the good faith opinion that such inclusion would reduce the number of shares to be offered by the Company, the placement agent and its assigns or requesting holders of Shares. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this provision without thereby incurring any liability to any Holder. In the event that the SEC restricts or prohibits the inclusion of any part of the common stock included in the registration statement on the basis of integration or that such securities are not deemed owned or paid for or any similar reason, the Company shall not register such shares. Holder shall cooperate with the Company in furnishing such information regarding itself as reasonably needed to prepare, file and effect the registration statement, and the failure to cooperate shall suspend the Company's obligations discussed in this paragraph.

                  Notwithstanding anything to the contrary, Lender shall be entitled to demand the filing of a registration statement covering the resale of the shares of common stock underlying the Securities purchased pursuant to this Agreement. Such demand shall be consistent with the Company's year-end federal securities reporting obligations.

                  All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to this paragraph, including, without limitation, all registration, filing and qualification fees (including "blue sky" fees), printers' and accounting fees, fees and disbursements of counsel for the Company (including fees and disbursements of counsel for the Company) shall be borne by the Company.

                  Whenever required under this paragraph to effect the registration of any shares of Common Stock underlying Securities of a Holder, the Company shall, as expeditiously as reasonably possible:

                        (i) prepare and file with the SEC a registration statement with respect to such shares of Common Stock underlying Securities and use commercially reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of up to 120 days or, if earlier, until the distribution contemplated in such registration statement has been completed; provided, however, that such 120 day period shall be extended for a period of time equal to the period a Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company;

                        (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

                        (iii) furnish to each Holder (A) a draft copy of the registration statement and (B) a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as it may reasonably request in order to facilitate the disposition of Securities owned by it;

                        (iv) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting, if any, shall also enter into and perform its obligations under such an agreement. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company. If the total amount of securities, including shares of Common Stock underlying Securities of a Holder, to be included in such offering exceeds the amount of securities that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of securities that the underwriters determine in their sole discretion will not jeopardize the success of the offering;

                        (v) notify each Holder of Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                        (vi) use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as shall be reasonably requested by a Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, where not otherwise required, or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the 1933 Act.

      6. CONDITIONS TO THE COMPANY'S OBLIGATION. The obligation of the Company hereunder is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

            a. Lender shall have executed this Agreement, and delivered the same to the Company.

            b. Lender shall have delivered and the Company shall have received the Loan Amount in accordance with Section 1.

            c. The representations and warranties of Lender shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and Lender shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Lender at or prior to the Closing Date.

            d. No undisclosed litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

      7. CONDITIONS TO LENDER'S OBLIGATION. The obligation of Lender is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for Lender's sole benefit and may be waived by Lender at any time in its sole discretion:

            a. The Company shall have executed this Agreement and the Warrant Agreement. The Company shall have submitted irrevocable instructions to its transfer agent for the issuance of the Common Stock.

            b. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

            c. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

      8. GOVERNING LAW; MISCELLANEOUS.

            a. Governing Law. THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS AND THE NEW YORK STATE COURTS LOCATED IN NEW YORK COUNTY IN THE STATE OF NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. The Company and Lender hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with the Transaction Agreements.

            b. Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

            c. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

            d. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

            e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Lender makes any representation, warranty, covenant or undertaking with respect to such matters. Except as provided herein, no provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

            f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                           If to the Company:
                           Attn.:   Wilfred Shorrocks, President
                           Peak Entertainment Holdings, Inc.
                           Bagshaw Hall, Bagshaw Hill
                           Bakewell, Derbyshire, UK DE45 1DL
                           Tel:  +44(0)1629 814555
                           Fax:  +44(0)1629 813539

                           With a copy (which shall not constitute notice) to:

                           Attn.:  Dan Brecher, Esq.
                           Law Offices of Dan Brecher
                           99 Park Avenue, 16th Floor
                           New York, NY 10016
                           Tel:  212-286-0747
                           Fax:  212-808-4155

                           If to Lender:

                           At the address and facsimile number listed on the
signature page hereof.

Each party shall provide notice to the other party of any change in address.

            g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Lender shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(f), any Lender may assign its rights hereunder to any person that purchases Securities in a private transaction from Lender or to any of its affiliates.

            h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

            i. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            j. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

            k. Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Lender by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that Lender shall be entitled, in addition to all other available remedies at law or in equity.

            l. Survival. The representations, warranties and covenants made by each of the Company and Lender in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

            m. Indemnification.

                  (a) The Company hereby agrees to indemnify and hold harmless Lender and its officers, directors, partners and members (collectively, the "Lender Indemnitees"), from and against any and all damages, and agrees to reimburse Lender Indemnitees for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by Lender Indemnitees and to the extent arising out of or in connection with:

                        (i) any material misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

                        (ii) any material failure by the Company to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

                        (iii) any action instituted against any Lender, or any of its affiliates, by any stockholder of the Company who is not an affiliate of Lender, with respect to any of the transactions contemplated by this Agreement.

                  (b) Lender hereby agrees to indemnify and hold harmless the Company, its affiliates and its respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all damages, and agrees to reimburse the Company Indemnitees for reasonable all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

                        (i) any material misrepresentation, omission of fact, or breach of any of any Lender's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by Lender pursuant to this Agreement; or

                        (ii) any material failure by Lender to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or any instrument, certificate or agreement entered into or delivered by Lender pursuant to this Agreement.

                  (c) Promptly after receipt by either party hereto seeking indemnification pursuant to this Section 8(m) (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party from whom indemnification pursuant to this Section 8(m) is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is actually prejudiced by such omission or delay. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

         n. Certain Fees. The Company shall contribute funds towards the reasonable legal fees incurred by Lender in connection with the enforcement of this Agreement, in the event the Company breaches its contractual obligations to Lender pursuant to this Agreement.

                            [signature page follows]

      IN WITNESS WHEREOF, the undersigned Lender and the Company have caused this Agreement to be duly executed as of the date first above written.

THE COMPANY:                   PEAK ENTERTAINMENT HOLDINGS, INC.


                               By:   /s/ Wilf Shorrocks
                                     Wilf Shorrocks
                                     President and Chief Executive Officer

LENDER:                        Tayside Trading Ltd.

                               By:
                                   ----------------------------------------
                                   Name:  ____________________
                                   Title: _____________________


                               STATE OF INCORPORATION/FORMATION:
                                                                ----------

                               ADDRESS: 50 Town Range
                                        Gibraltar

                               MAILING ADDRESS:  c/o E. Pines
                                                 Ezrat Torah Street
                                                 Apartment 2
                                                 Jerusalem 95320, Israel
                                                 Facsimile: 011-972-2-500-2641
                                                 Backup fax: 972-2-500-0765
                                                 Telephone: 011- 972-52-628-8883

                                                                       EXHIBIT A

THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. EXCEPT AS OTHERWISE SET FORTH HEREIN, OR IN THE LOAN AGREEMENT, NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR, AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE, CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

       Right to Purchase 500,000 Shares of Common Stock at $0.50 Per Share

                        Peak Entertainment Holdings, Inc.

                        STOCK PURCHASE WARRANT AGREEMENT

      THIS CERTIFIES THAT, for value received, Tayside Trading Ltd. (the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the closing of the related Loan Agreement dated as of March 1, 2005 (the "Initial Exercise Date") and on or prior to the fifth year anniversary date of this warrant agreement (the "Termination Date"), but not thereafter, to subscribe for and purchase from Peak Entertainment Holdings, Inc., a Nevada corporation (the "Company"), up to 500,000 fully paid and nonassessable shares of the Company's Common Stock (the "Common Stock"), at the exercise price of $0.50 per share (the "Exercise Price"). The Exercise Price and the number of shares for which this Warrant is exercisable shall be subject to adjustment as provided herein. In the event of any conflict between the terms of this Warrant and the Loan Agreement, dated as of March 1, 2005, by and among the Company and Lender listed on the execution page thereof (the "Loan Agreement"), the Loan Agreement shall control. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Loan Agreement.

      1. Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto, properly endorsed.

      2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

      3. Exercise of Warrant. Except as provided in Sections 4 and 5 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date, and before the close of business on the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto, duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank, the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the Holder hereof within three (3) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date this Warrant has been exercised by payment to, and receipt thereof by, the Company of the Exercise Price and all taxes required to be paid by Holder, if any, pursuant to Section 5 herein prior to the issuance of such shares. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new warrant shall in all other respects be identical with this Warrant. The warrants may also be exercisable by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where: (A) = the weighted average of the closing trading prices per share of Common Stock on the three trading days preceding the date of such election on the principal trading market, in terms of volume; (B) = the Exercise Price of the Warrants; and (X) = the number of shares issuable upon exercise of the warrants in accordance with the terms of this warrant.

      4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the Exercise Price.

      5. Limitation on Exercise of Warrant. In no event shall the Holder be permitted to exercise this Warrant for shares of Common Stock in excess of the amount of this Warrant upon the exercise of which, (x) the number of shares of Common Stock beneficially owned by such Holder (other than shares of Common Stock issuable upon exercise of this Warrant) plus (y) the number of shares of Common Stock issuable upon exercise of this Warrant, would be equal to or exceed 4.9% of the number of shares of Common Stock then issued and outstanding, including shares issuable upon exercise of this Warrant held by such Holder after application of this Section 5. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. To the extent that the limitation contained in this Section 5 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and which portion of this Warrant is exercisable shall be in the sole discretion of such Holder, and the submission of a Notice of Exercise shall be deemed to be such Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this Warrant into shares of Common Stock at such time as such exercise will not violate the provisions of this
Section 5. The provisions of this Section 5 may be waived by the Holder of this Warrant upon not less than 75 days' prior notice to the Company, and the provisions of this Section 5 shall continue to apply until such 75th day (or such later date as may be specified in such notice of waiver). No exercise of this Warrant in violation of this Section 5, but otherwise in accordance with this Warrant, shall affect the status of the Common Stock issued upon such exercise as validly issued, fully-paid and nonassessable.

      6. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant, or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto, duly executed by the Holder hereof; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

      7. Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant.

      8. Transfer, Division and Combination.

            (a) Subject to compliance with any applicable securities laws, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new warrant or warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. This Warrant, if properly assigned, may be exercised by a new holder for the purchase of shares of Common Stock without having a new warrant issued.

            (b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section 8(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

            (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 8.

            (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

      9. No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

      10. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

      11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

      12. Adjustments of Exercise Price and Number of Warrant Shares.

            (a) Stock Splits, etc. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In the event that the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, (iv) issue any shares of its capital stock in a reclassification of the Common Stock, or (v) otherwise transacts a similar adjustment to its class of Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which the holder would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

            (b) Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 12. For purposes of this Section 12, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are exercisable into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 12 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

            (c) Adjustment for Spin Off. If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then

                  (A) the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's unexercised Warrants outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Warrants") been exercised as of the close of business on the trading day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and (II) the denominator is the amount of the Outstanding Warrants; and

                  (B) the Exercise Price on the Outstanding Warrants shall be adjusted immediately after consummation of the Spin Off by multiplying the Exercise Price by a fraction (if, but only if, such fraction is less than 1.0), the numerator of which is the average Closing Bid Price of the Common Stock for the five (5) trading days immediately following the fifth trading day after the Record Date, and the denominator of which is the average Closing Bid Price of the Common Stock on the five (5) trading days immediately preceding the Record Date; and such adjusted Exercise Price shall be deemed to be the Exercise Price with respect to the Outstanding Warrants after the Record Date.

      13. Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

      14. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly send notice to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

      15. Call Provision. Prior to the Termination Date, the Warrant shall be callable, under the circumstances described in this Section, at the discretion of the Company, for $0.10 per warrant (the "Call Fee"). The Company's right to call shall be exercisable commencing upon the day following the tenth consecutive business day during which the Company's common stock has traded at prices of, or in excess of, $1.75 per share, subject to adjustment for stock splits, dividends, subdivisions, reclassification and the like, with weekly volume of such trading being in excess of the total number of shares represented by this Warrant. In the event the Company exercises its right to call the Warrants, the Company shall give the Holder written notice of such decision. In the event that the Holder does not exercise all or any part of the Warrants or that the Company does not receive the Warrant from the Holder within 30 days from the date on the notice to the Holder of the Company's intention to redeem the Warrant, then the Warrant shall be deemed canceled, and the Holder shall not be entitled to further exercise thereof or to the Call Fee. This call provision shall only be exercisable by the Company during such time that the shares underlying the warrants are registered for resale or exercisable into shares that are exempt from registration requirements.

      16. Notice of Corporate Action. If at any time:

            (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

            (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

            (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to the Holder (i) at least 30 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 30 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to the Holder at the last address of the Holder appearing on the books of the Company and delivered in accordance with Section 18(d).

      17. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the OTCBB or other market upon which the Common Stock may be listed.

            The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (b) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

      18. Miscellaneous.

            (a) Jurisdiction. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of New York without regard to its conflict of law, principles or rules, and be subject to governing law provisions set forth in Section 8 of the Loan Agreement.

            (b) Restrictions. The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

            (c) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company fails to comply with any provision of this Warrant, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

            (d) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof by the Company shall be delivered in accordance with the notice provisions of the Loan Agreement.

            (e) Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

            (f) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.

            (g) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

            (h) Indemnification. The Company agrees to indemnify and hold harmless the Holder from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against the Holder in any manner relating to or arising out of any failure by the Company to perform or observe in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Warrant; provided, however, that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements are found in a final non-appealable judgment by a court to have resulted from the holder's negligence, bad faith or willful misconduct in its capacity as a stockholder or warrantholder of the Company.

            (i) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

            (j) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

            (k) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                            [signature page follows]

      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  March 1, 2005

                                       Peak Entertainment Holdings, Inc.

                                       By: /s/ Wilf Shorrocks
                                           -------------------------------------
                                           Wilf Shorrocks
                                           President and Chief Executive Officer

                               NOTICE OF EXERCISE

To: Peak Entertainment Holdings, Inc.

      The undersigned hereby elects to purchase ________ shares of Common Stock (the "Common Stock"), at an exercise price of $0.50 per share, of Peak Entertainment Holdings, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, in the amount of $_____________, together with all applicable transfer taxes, if any.

      Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                           -------------------------------
                           (Name)

                           -------------------------------
                           (Address)

                           -------------------------------

Dated:
      ---------------------


                                       ------------------------------
                                       Signature

                                 ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information. Do not use this form to exercise the warrant.)

      FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is .

Dated:
      ---------------------


                       Holder's Signature:       _____________________________

                       Holder's Address:         _____________________________

                                                 _____________________________

Signature Guaranteed:  ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.